UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2005

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware 19803

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(302) 656-1950

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On January 31, 2005, Shiloh Industries, Inc. (the “Company”) issued 250,000 shares of the Company’s common stock (“Common Stock”) to Theodore K. Zampetis, the President and Chief Executive Officer of the Company, pursuant to the terms of the Employment Agreement, dated February 1, 2002 (the “Employment Agreement”), between the Company and Mr. Zampetis. Under the terms of the Employment Agreement, Mr. Zampetis received the 250,000 shares of Common Stock in return for his services for the period from February 1, 2004 through January 31, 2005 in lieu of cash compensation. The shares of Common Stock were issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	SHILOH INDUSTRIES, INC.

	By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Chief Financial Officer